BYLAWS
                                       OF
                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                              1750 HENNEPIN AVENUE
                             MINNEAPOLIS, MINNESOTA

                         (AMENDED AS OF MARCH 31, 1993)

                              *********************

                               ARTICLE I. OFFICES

The principal office of the corporation in the State of Minnesota shall be located in the City of Minneapolis, County of Hennepin. The corporation may have such other offices, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE II. STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on the first Tuesday after the first Monday of the month of May in each year, at the hour of ten o'clock a.m., or at such other time on such other day as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election of Directors to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

If a majority of the shares entitled to be voted shall not be represented at any meeting of stockholders, the stockholders entitled to vote there, present in person or represented by proxy, shall have the power to adjourn the meeting, from time to time, without notice other than announcement at the meeting until the requisite amount of voting stock shall be represented. Any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders, upon the vote of majority of the shares of stock entitled to be voted, shall have the power to recess or adjourn the meeting from time to time, without notice other than announcement at the meeting.

Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statue, may be called by the Chief Executive Officer or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Minnesota, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Minnesota.

Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall, unless otherwise prescribed by statue, be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, or the Secretary, or the office or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books or Fixing of Record Date. The Board of Directors may fix a time not less than twenty (20) days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the corporation will be closed against transfer of stocks. In lieu of providing against transfer of stocks aforesaid, the Board of Directors may fix a date not less than twenty (20) days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of any to vote at such meeting, or entitled to receive such dividend or rights, as the case may be.

Section 6. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.

Section 7. Proxies. At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

Section 8. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

Section 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the above of such provision, as the Board of Directors of such other corporation may determine.

                         ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The Board of Directors shall consist of not less than three (3) nor more than twenty (20) directors in number, the exact number of Directors to be fixed by a resolution to be adopted at the annual meeting of stockholders or by a special meeting called for that purpose.

At each annual meeting, Directors shall be elected for a term of one year and until their successors shall have been elected and qualified. Directors need not be residents of the State of Minnesota.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Minnesota, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix and place, either within or without the State of Minnesota, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting shall be given personally or by telephoning or telegraphing each Director a notice at least two days in advance of the day when the meeting is to be held. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Waiver of notice of any meeting shall be in writing and may be given before or after a meeting. A Director's attendance at a meeting without protesting prior thereto or at its commencement the lack of notice to him shall constitute waiver of such notice.

Section 6. Quorum. A majority of the members of the entire Board of Directors shall constitute a quorum for the transaction of business, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be a Director until his successor is elected for the unexpired term at the next annual meeting of stockholders.

Section 8. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, in addition to the Executive Committee and the Finance Committee, each committee to consist of two or more of the Directors of the corporation, which to the extent provided in said resolutions, or in the Bylaws, shall have and may have and may exercise, the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws, or as may be determined from time to time, by resolutions adopted by the Board of Directors. All committees shall keep regular minutes of their proceedings. Vacancies in any committee shall be filled by the Board of Directors. All such reports shall be rendered not later than at the second meeting of the Executive Committee or the Board of Directors, as the case may be, next succeeding the action of any such committee. The committee shall fix its own rules of procedure, and shall meet where and as provided by such rules, or by resolution of the Board of Directors.

Section 9. Retirement. No person shall serve as a Director of the Company beyond the meeting of the Board of Directors next following his seventieth (70) birthday. At such meeting next following his seventieth birthday, such Director shall submit his resignation from the Board of Directors, which resignation shall be accepted by the Board of Directors.

Section 10. General Powers. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

                              ARTICLE IV. OFFICERS

Section 1. Number. The executive officers of the corporation shall be the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, a President, one or more Divisional Presidents, Chief
Financial Officer, Executive Vice Presidents, Senior Vice Presidents, Vice President and Second Vice Presidents (the number of such Vice Presidents to be determined by the Board of Directors), a Secretary, and a Treasurer. The Chairman of the Board of Directors, the Chief Executive Officer and the Chief Operating Officer shall be selected from among the members of the Board of Directors. At their discretion, the Board of Directors may decline to designate a Chairman of the Board of Directors. Such other executive officer as may be deemed necessary may be elected by the Board of Directors. Any two or more officers may be held by the same person.

Section 2. Election and Term of Office. The executive officers of the corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of executive officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each executive officer shall hold office until his successor shall have been duly elected and qualified

Section 3. Appointive Officer. The Chief Executive Officer, subject to the approval of the Board of Directors, may appoint one or more Assistant Vice Presidents, and such additional appointive officers as may be designated by the Chief Executive Officer and approved by the Board.

Section 4. Removal. An executive officer may be removed either for or without cause by a majority vote of the Board of Directors present at any meeting of the Board.

Section 5. Vacancies A vacancy in any executive office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 6. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be assigned to him by the Board. In the event the Board of Directors has not designated a Chairman of the Board of Directors, or in the event the Chairman of the Board of Directors is not present, the Chief Executive Officer shall preside at any such meeting of the Board of Directors.

Section 7. Chief Executive Officer. The Chief Executive Officer shall be elected from among the members of the Board of Directors, and subject to the control of the Board of Directors, shall have responsibility for the overall operations of the corporation. He shall, when present, preside at all meetings of the stockholders and, in general, carry out such duties as may be prescribed by the Board of Directors from time to time.

Section 8. Chief Operating Officer. The Chief Operating Officer shall be elected from among the members of the Board of Directors and shall report to the Chief Executive Officer. He shall have responsibility for the day-to-day operations of the corporation and such other duties as may be prescribed by the Chief Executive Officer or by the Board of Directors from time to time.

Section 9. President. The President shall be elected from among the members of the Board of Directors. In general , the President shall perform such duties as may be prescribed by the Chief Executive Officer or by the Board of Directors from time to time.

Section 10. Divisional President. The Divisional President, or in the event there may be more than one Divisional President, the Divisional Presidents, shall perform such duties as may be prescribed by the President, Chief Executive Officer, or Board of Directors, but shall generally be responsible for the management of one of the corporation's divisions.

Section 11. Chief Financial Officer. The Chief Financial Officer shall have supervision over the financial affairs of the corporation and shall perform such other duties and have such other powers as may from time to time be assigned by the President, Chief Executive Officer, or Board of Directors.

Section 12. Executive Vice President. The Executive Vice President or in the event there be more than one Executive Vice President, the Executive Vice Presidents, shall generally assist the President in the management of the corporation.

Section 13. Senior Vice Presidents, Vice Presidents and Second Vice Presidents. The Senior Presidents, Vice Presidents and Second Vice Presidents shall perform such duties as may be assigned to them by the Chief Executive Officer, the Chief Operating Officer, or the Board of Directors.

Section 14. Secretary. The Secretary shall keep the minute books and seal of the corporation, record the minutes of the meetings of the stockholders and the Board of Directors, and, in general, perform all duties and have all powers incident to the office of Secretary, and perform such other duties and have such other powers as from time to time may be assigned to him by these Bylaws, or by the Board of Directors, or the Chief Executive Officer.

Section 15. Treasurer. The Treasurer shall have supervision over the funds, securities, receipts and disbursements of the corporation, and, in general, perform all duties and have all powers incident to the office of Treasurer, and perform such other duties and have such other powers as from time to time may be assigned to him by these Bylaws, or by the Board of Directors, or by the Chief Executive Officer.

Section 16. Compensation. The executive officers and the appointive officers shall receive such salary or compensation as may be determined by the Board of Directors. The Board of Directors may delegate to any executive officer the power to determine salaries or other compensation of any officer appointed in accordance with Section 3 of ARTICLE IV.

Section 17. Surety Bonds. In case the Board of Directors shall so require, any officer or agent or the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting of all property, funds or securities of the corporation which may come into his hands.

                       ARTICLE V.  EXECUTIVE COMMITTEE

The Board of Directors, by resolution adopted by a majority of the full Board, may designate three or more of its members, of which Committee the Chief Executive Officer shall be a member, to constitute an Executive Committee. The Board of Directors shall designate a member of the Committee to serve as Chairman of the Committee. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or members thereof, of any responsibility imposed by law. Between meetings of the Board of Directors, it shall have, and may exercise all of the authority of the Board with the exception of such limitations as may be imposed by the Board or by the laws of the State of Minnesota. All actions of the Executive Committee shall be reported to the Board of Directors. All such reports shall be rendered no later than at the second meeting of the Board of Directors next succeeding such action of the Executive Committee.

                          ARTICLE VI. FINANCE COMMITTEE

The Board of Directors, by resolution adopted by a majority of the full Board, may designate three or more of its members, of whom the Chief Executive Officer shall be one, to constitute a Finance Committee. The Board of Directors may also elect from their number one or more alternate members of the Finance Committee to serve at the meetings of the Committee in the absence of any regular member or members, and, in case more than one alternate is elected, shall designate at the time of election the priorities as between them. Vacancies in the Finance Committee shall be filled by the Board of Directors.

The Finance Committee shall exercise general control and supervision of the financial affairs and accounts of the corporation. It shall supervise all investments and loans of the company, including investments in real estate, policy loans, real estate mortgage loans and investments in housing company securities. Directly or through such regulations as it may establish, it shall authorize or approve the making of all investments or loans and all sales or such investments or loans.

             ARTICLE VII. CERTIFICATES FOR SHARE AND THEIR TRANSFER

Section 1. Certificate for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such Certificates shall be signed by the Chief Executive Officer and by the Secretary or an Assistant Secretary and sealed with the corporate seal or facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of the transfer agent and a registrar, other than the corporation itself or one of its employees. Each certificate for share shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

In the event any officer's signature or facsimile signature shall appear on any certificate and such officer shall have ceased to be such officer prior to the issue of such certificate, such certificate shall be a valid certificate and may, nevertheless, be issued and delivered.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                     ARTICLE VIII. EXECUTION OF INSTRUMENTS

All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officers, agents or employees of the corporation, or any one of them, and in such manner, as from time to time may be determined by the Board of Directors.

                              ARTICLE IX. DIVIDENDS

Dividends shall be declared and paid only out of funds available therefor at such times and in such amounts as the Board of Directors may determine.

                            ARTICLE X. CORPORATE SEAL

The seal of the corporation shall be in the form of a circle and shall bear the name of the corporation and the words "Corporate Seal."

                          ARTICLE XI. INDEMNIFICATION

Each person (and the heirs, executors, and administrators of such person) made or threatened to be made a party to any action, civil or criminal, by reason of being or having been a Director, officer, or employee of the corporation (or by reason of serving any other organization at the request of the corporation) shall be indemnified to the extent permitted by the laws of the State of Minnesota and in the manner prescribed therein.

                              BYLAWS CERTIFICATION

I, the undersigned, do hereby certify that I am the duly elected and qualified Secretary and keeper of the records and corporate seal of Allianz Life Insurance Company of North America, a corporation organized under the laws of the State of Minnesota, and that the foregoing is a full, true and correct copy of the amended Bylaws, duly adopted at the Special Meeting of the Stockholders of said corporation, convened and held in accordance with the laws and articles and bylaws of said corporation on the 12th day of February, 1993, and that said Bylaws supersede all Bylaws previously adopted for the purpose stated and are in full force and effect.

                             /s/ ALAN A. GROVE
                             _________________
                             Alan A. Grove, Secretary
                             Allianz Life Insurance Company of North America

(Corporate Seal)


STATE OF MINNESOTA
County of Hennepin

Subscribed and sworn to before me, a Notary Public, in Minneapolis, Minnesota, this 16th day of March, 1993.

                             /s/ TINA ERICKSON
                             ______________________
                             Notary Public
                             County of Hennepin, State of Minnesota